Exhibit 99.2

The ServiceMaster Company
Quarterly Business Segment Disclosures for 2001

                                                      First           Second          Third           Fourth          Full
(in thousands)                                       Quarter         Quarter         Quarter          Quarter         Year
                                                  -----------    -------------    ------------     -----------    -----------

Operating Revenue:
TruGreen                                            $230,857       $  431,936       $ 415,810       $ 295,779      $1,374,382
Terminix                                             194,670          227,321         212,080         205,092         839,163
HM&I                                                 291,013          353,220         350,238         318,107       1,312,578
Other Operations                                      19,181           17,699          19,670          18,756          75,306
                                                  -----------    -------------    ------------     -----------    ------------
Total Operating Revenue                             $735,721       $1,030,176       $ 997,798       $ 837,734      $3,601,429
                                                  ===========    =============    ============     ===========    ============

Operating Income:
TruGreen                                            $ 22,533         $ 51,820        $ 51,950        $ 17,003      $  143,306
Terminix                                              25,406           34,623          21,195          22,837         104,061
HM&I                                                  20,017           32,920          30,411          29,067         112,415
Other Operations                                      (8,426)         (12,567)        (14,631)       (411,603)       (447,227)
Other Operations, before charge for
   impaired assets and other items                    (8,426)         (12,567)        (14,631)        (14,860)        (50,484)
                                                  -----------    -------------    ------------     -----------    ------------
Total Operating Income                              $ 59,530       $  106,796       $  88,925       $(342,696)     $  (87,445)
                                                  ===========    =============    ============     ===========    ============

Goodwill and Tradename Amortization Expense (1):
TruGreen                                            $  6,595       $    6,595         $ 6,599         $ 6,586      $   26,375
Terminix                                               4,382            5,436           4,960           4,276          19,054
HM&I                                                   3,779            3,502           3,808           3,763          14,852
Other Operations                                         356              350             345               -           1,051
                                                  -----------    -------------    ------------     -----------    ------------
Total Amortization Expense                          $ 15,112       $   15,883       $  15,712       $  14,625      $   61,332
                                                  ===========    =============    ============     ===========    ============


     (1) Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142) requires that in 2002 goodwill will no longer be subject to amortization and intangible assets with indefinite lives, such as tradenames, will not be amortized until their useful lives are determined to no longer be indefinite. The amortization expense presented in the table above is the expense that would be eliminated under SFAS 142.